Exhibit 10.2
B. RILEY FINANCIAL, INC.
2021 STOCK INCENTIVE PLAN
SPECIAL RESTRICTED STOCK UNIT AWARD AGREEMENT
This Special Restricted Stock Unit Award Agreement (this “Award Agreement”) evidences a special award of time-based restricted stock units (“RSUs”) by BRC Group Holdings, Inc., (f/k/a B. Riley Financial, Inc.) a Delaware corporation (together with any Subsidiary, and any successor entity thereto, the “Company”), under the B. Riley Financial, Inc. 2021 Stock Incentive Plan (as amended, supplemented or modified from time to time, the “Plan”). Capitalized terms not defined in this Award Agreement have the meanings given to them in the Plan.

Name of Grantee:	_____________________ (the “Grantee”).
Grant Date:	____________________ (the “Grant Date”).
Time-Based RSUs:
Vesting:
100% of the RSUs will vest on the one year anniversary of the Grant Date (the “Vesting Date”).
The RSUs will only vest subject to continuous service as a Director of the Company from the Grant Date through the applicable Vesting Date. Any unvested RSUs will be forfeited upon the Grantee’s termination, except:
A.Upon the Grantee’s death, any unvested RSUs will immediately vest, and
B.Upon the Grantee’s Retirement following the Company’s 2026 Annual Stockholder Meeting, the RSUs will remain outstanding and vest on the Vesting Date. For purposes of this Award Agreement, “Retirement” means the Grantee’s voluntary cessation of services as a Director of the Company when the Director’s age plus years of service to the Company equals at least sixty-five (65), and the Grantee is at least fifty-five (55) years of age.

Payment:
The Company will deliver to the Grantee one Share (or, at the election of the Company, cash equal to the Fair Market Value thereof) for each vested RSU no later than 60 days after the RSU vests, subject to applicable tax withholding, if any (such date the Shares are so delivered, a “Payment Date”).

All Other Terms:	As set forth in the Plan.
The Plan is incorporated herein by reference. Except as otherwise set forth in this Award Agreement, this Award Agreement and the Plan constitute the entire agreement and understanding of the parties with respect to the RSUs. In the event that any provision of this Award Agreement is inconsistent with the Plan, the terms of the Plan will control.

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By accepting this award, the Grantee agrees to be subject to the terms and conditions of the Plan and this Award Agreement.
This Award Agreement may be executed in counterparts, which together will constitute one and the same original.

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IN WITNESS WHEREOF, the parties have caused this Award Agreement to be duly executed and effective as of the Grant Date.
BRC Group Holdings, Inc.

By:
    Name:    Scott Yessner
    Title:    EVP & CFO

    A-1

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Participant’s Signature:__________________________

Participant’s Printed Name: ______________________
Date: ______________
    A-2

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